UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

CRA INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

For Immediate Release

Contact:
Media Relations	Nicholas Manganaro
CRA International	Sharon Merrill Associates, Inc.
media@crai.com	crai@investorrelations.com
617-425-6453	617-542-5300

CHARLES RIVER ASSOCIATES (CRA) ANNOUNCES CHANGE TO FULLY VIRTUAL MEETING FOR 2020 ANNUAL MEETING OF SHAREHOLDERS

BOSTON, June 4, 2020 – Charles River Associates (NASDAQ: CRAI), a worldwide leader in providing economic, financial and management consulting services, today announced that the Company’s annual meeting of shareholders will be held only as a virtual meeting.

Due to the public health impact of the novel coronavirus outbreak and governmental restrictions limiting the number of people who may gather together, and to support the health and well-being of shareholders, employees and communities, the annual meeting of shareholders of CRA International, Inc., to be held on Wednesday, July 8, 2020 at 8:00 a.m. Eastern Time, will be held only as a virtual meeting. The annual meeting will be held over the internet in a virtual meeting format, via live webcast. Shareholders will not be able to attend the annual meeting in person. The date and time of the annual meeting have not changed.

As described in the proxy materials for the annual meeting previously made available to shareholders, shareholders are entitled to participate in and vote at the annual meeting if they were a shareholder at the close of business on April 14, 2020, the record date, or hold a legal proxy for the meeting provided by such shareholders’ bank, broker or nominee as of such record date. To listen to the meeting live, submit questions and vote at the annual meeting at www.meetingcenter.io/272433575, shareholders must enter the control number found on the proxy card, notice or email previously received. The meeting password is CRAI2020. Shareholders that hold shares through a bank, broker or other intermediary, must register with Computershare in advance in order to participate in the virtual meeting. To register shareholders must submit proof of legal proxy, reflecting the number of shares held as of the record date, to Computershare. Requests for registration must be labeled "Legal Proxy," include such shareholders name and e-mail address, and be received by Computershare no later than 5:00 PM, Eastern Time, on July 2, 2020. Shareholders may register by sending an image of their legal proxy, obtained from such shareholder’s broker, to Computershare, via e-mail to legalproxy@computershare.com or by mail to the following address: Computershare, CRAI Legal Proxy, P.O. Box 505000, Louisville, KY 40233-5000. After registering, shareholders will receive a confirmation e-mail from Computershare with instructions to access the live webcast of our meeting.

Shareholders of record may also vote in advance of the annual meeting by visiting www.envisionreports.com/CRAI or, if a shareholder requested paper copies of the proxy materials, by marking, signing and dating the proxy card and returning it in the postage-paid envelope provided. Votes may be submitted electronically until the polls are closed during the annual meeting of shareholders.

There is no change to the proposals to be presented to the Company’s shareholders for consideration at the annual meeting. If a shareholder requested paper copies of the proxy materials, the proxy card included with the proxy materials previously distributed will not be updated to reflect the change to a fully virtual meeting and may continue to be used to vote shares in connection with the annual meeting.

Whether or not shareholders plan to attend the virtual-only annual meeting, the Company urges shareholders to vote and submit their proxies in advance of the meeting by one of the methods described in the proxy materials.

The notice of annual meeting of shareholders, our proxy statement and our annual report to shareholders are available free of charge at www.envisionreports.com/CRAI (for registered shareholders) or www.edocumentview.com/CRAI (for all other shareholders).

About Charles River Associates (CRA)

Charles River Associates® is a leading global consulting firm specializing in economic, financial and management consulting services. CRA advises clients on economic and financial matters pertaining to litigation and regulatory proceedings, and guides corporations through critical business strategy and performance-related issues. Since 1965, clients have engaged CRA for its unique combination of functional expertise and industry knowledge, and for its objective solutions to complex problems. Headquartered in Boston, CRA has offices throughout the world. Detailed information about Charles River Associates, a registered trade name of CRA International, Inc., is available at www.crai.com. Follow us on LinkedIn, Twitter, and Facebook.

SAFE HARBOR STATEMENT

This press release contains “forward-looking” statements as defined in Section 21 of the Exchange Act. These statements are based upon our current expectations and various underlying assumptions. Although we believe there is a reasonable basis for these statements and assumptions, and these statements are expressed in good faith, these statements are subject to a number of additional factors and uncertainties, including the extent and duration of the impact of the COVID-19 pandemic, and the impact of the imposition of public health measures and travel, health-related, business and other restrictions. Additional risks and uncertainties are discussed in our periodic filings with the Securities and Exchange Commission under the heading “Risk Factors.” The inclusion of such forward-looking information should not be regarded as our representation that the future events, plans, or expectations contemplated will be achieved. Except as may be required by law, we undertake no obligation to update any forward-looking statements after the date of this press release, and we do not intend to do so.